                             Conectiv Services, Inc.

                                       8.1

                          Certificate of Incorporation
                               Filed June 26, 1996

                          CERTIFICATE OF INCORPORATION
                                       OF
                            SERVICE CONFIDENCE, INC.

         FIRST. The name of the Corporation is Service Confidence, Inc.

         SECOND: The registered office of Service Confidence, Inc. in the State of Delaware is located at Christiana Building, Pennsylvania Wing, 252 Chapman Road, City of Newark, and County of New Castle, 19714, and its registered agent shall be the Corporation itself.

         THIRD: The purpose of the Corporation and the nature and objects of the business to be transacted, promoted, conducted or carried out are:

                 To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         FOURTH: The total number of shares of stock that the Corporation shall be authorized to issue is One Thousand (1,000) shares of Common Stock having a par value of One Dollar ($1.00) per share.

         FIFTH: The names mailing address of the Incorporator of the Corporation is:

                  Name                                        Address
                  Steven L. Biener                            Christiana Building
                                                              252 Chapman Road
                                                              Newark, DE 19714

         SIXTH: The names and mailing addresses of the directors who shall serve until the first annual meeting of stockholders or until their successors are elected and qualify are:

                  Name                                        Address
                  Joseph W. Ford                              800 King Street
                                                              Wilmington, DE 19801

                  Barbara S. Graham                           800 King Street
                                                              Wilmington, DE 19801

                  Philip S. Reese                             Christiana Building
                                                              252 Chapman Road
                                                              Newark, DE 19714

                  Jay O. Carmean                              Christiana Building
                                                              252 Chapman Road
                                                              Newark, DE 19714

                  Richard J. Squadron                         Christiana Building
                                                              252 Chapman Road
                                                              Newark, DE 19714

         SEVENTH: The Board of Directors may make, add to, delete from, alter and repeal any By-law of the Corporation.

         EIGHTH: No director of the Corporation shall be personally liable to the Corporation for monetary damages for breach of fiduciary duty by such director; provided, however; that this Article EIGHTH shall not eliminate or limit the liability of a director to the extent provided by law (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. The Corporation shall indemnify its directors, officers, employees and agents against expenses, judgment fines and amounts paid in settlement actually and reasonably incurred by them by reason of their serving in such capacity to the fullest extent permitted by the Delaware General Corporation Law.

         I, the undersigned, being the Incorporation hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate of Incorporation, hereby declaring and certifying that this is my act and deed and that the facts herein stated are true accordingly have hereunto set my hand and seal this 25th day of June, 1996.


                               --------------------------------------
                               Steven L. Biener